Exhibit 99.1

BlueLinx Holdings to seek Stockholder Approval of 1-for-10 Reverse Stock Split

Atlanta, Georgia. December 14, 2015. BlueLinx Holdings Inc. (NYSE:BXC) today announced that the Company’s Board of Directors has approved a 1-for-10 reverse stock split of the Company’s common stock, and plans to seek stockholder approval of the reverse stock split at its 2016 annual stockholders’ meeting in an effort to meet the minimum per share market price requirements for continued listing on the New York Stock Exchange. The time, date, location, and other details regarding the annual stockholders’ meeting will be communicated to stockholders at a later date in the Company’s annual proxy materials.

The Company believes that a reverse stock split, which is likely to result in a higher per share price and a corresponding lower number of total shares issued and outstanding at the time of implementation, should help increase the marketability of its stock to a broader range of potential new investors. In addition, the reverse stock split should enable the Company to attain the minimum $1.00 per share bid price for its common stock required by the New York Stock Exchange.

The reverse stock split would not affect any stockholder’s percentage ownership interest or proportionate voting power existing immediately prior to the reverse stock split. The Company’s Board of Directors reserves the ability to seek approval of a different reverse stock split ratio or to elect not to proceed with the reverse stock split if it determines that doing so is in the best interests of the Company and its stockholders.

Important Information about the Reverse Stock Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to the Company’s stockholders at its annual meeting seeking approval to authorize a reverse stock split. In connection with the reverse stock split proposal, the Company plans to file a preliminary proxy statement on Schedule 14A with the SEC. Stockholders of the Company are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the Company’s definitive proxy statement, because they will contain important information about the reverse stock split proposal and the Company. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. In addition, the Company’s stockholders may obtain free copies of the documents filed with the SEC when available at the Company’s website, www.bluelinxco.com. You also may read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its Board of Directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the reverse stock split proposal. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 20, 2015. Investors may obtain additional information regarding the interest of the Company and its directors and executive officers in the reverse stock split proposal by reading, when they become available, the preliminary proxy statement and the definitive proxy statement relating to the 2016 annual stockholders meeting.

About BlueLinx Holdings Inc.

BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of approximately 44 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.bluelinxco.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.